EXHIBIT 32.1

                   CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                 PURSUANT TO
                           18 U.S.C. SECTION 1350,
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, John Jenkins, Chief Executive Officer of Dial Thru International Corporation (the "Company"), do hereby certify, pursuant to 18 U.S.C. S1350, as adopted pursuant to S906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 31, 2003, which this certification accompanies (the "Periodic Report"), fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. Based on my knowledge, the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 The foregoing certification is being furnished to the SEC as part of the Periodic Report. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

 By:  /s/    John Jenkins
      ---------------------------
      John Jenkins
      Chairman, Chief Executive Officer and President
      September 15, 2003